UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 7, 2019

Lumentum Holdings Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36861	47-3108385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 546-5483

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On February 8, 2019, Lumentum Holdings Inc. (“Lumentum” or the “Company”) announced the appointment of Wajid Ali as chief financial officer of the Company, effective February 11, 2019. Mr. Ali will also serve as the Company’s principal financial officer, replacing Christopher Coldren who had been serving as the Company’s Interim Chief Financial Officer and principal financial officer.

Mr. Ali, 45, most recently served as Senior Vice President and Chief Financial Officer of Synaptics Incorporated, a developer of human interface solutions, from May 2015 until February 2019. From November 2012 until May 2015, Mr. Ali served as Vice President and Controller of Teledyne Technologies, a provider of enabling technologies for industrial growth markets, after having served as Vice President and Chief Financial Officer of Teledyne DALSA, a subsidiary of Teledyne Technologies, from February 2011 until November 2012, and as Chief Financial Officer of DALSA Corporation, a provider of high performance digital imaging and semiconductor technology, from May 2007 until February 2011, when DALSA was acquired by Teledyne.

Mr. Ali holds a Masters of Business Administration from the Schulich School of Business, York University, a Master of Arts degree and a Bachelor of Arts degree in Economics from York University, and CPA and CMA designations from Chartered Professional Accountants of Ontario, Canada.

There are no family relationships between Mr. Ali and any of the Company’s directors or executive officers and there are no arrangements or understandings between Mr. Ali and any other persons pursuant to which he was selected as an officer. There are no related party transactions between Mr. Ali and the Company.

Compensation Arrangements

In connection with Mr. Ali’s appointment, the Company and Mr. Ali entered into an offer letter agreement (the “Offer Letter”) which provides that as chief financial officer, he will receive an annual base salary of $500,000 and an annual target incentive bonus under the Company’s Executive Officer Performance-based Incentive Plan of 80% of his base salary, provided that he will receive a minimum target bonus amount of $250,000 for the second half of fiscal year 2019. The Offer Letter also provides for a grant of 22,154 restricted stock units (“RSUs”) which will vest over a three year period, with one third of the RSUs vesting on the first anniversary of the vesting commencement date (anticipated to be February 15, 2019) and the remaining shares vesting ratably over the following two years on successive quarterly vesting dates, and a grant of 110,774 RSUs which will vest over a three year period, with 15% vesting on December 15, 2019, 25% vesting on February 15, 2020, and the remaining shares vesting ratably over the following two years on successive quarterly vesting dates. Vesting of the RSUs are subject to Mr. Ali’s continued service with the Company through each applicable vesting date, and are subject to the terms and conditions of the Company’s 2015 Equity Incentive Plan, as amended, and the related form of equity agreement. Mr. Ali will also be entitled to an equity award with a value of $2,875,000, consisting of RSUs and performance stock units, subject to approval by the Company’s board of directors, which will be granted in accordance with the Company’s standard equity granting practices and will vest over three years, with one third of the RSUs vesting on the first anniversary of the vesting commencement date and the remaining shares vesting ratably over the following two years on successive quarterly vesting dates.

The Offer Letter further provides that Mr. Ali will receive a sign-on bonus of $1,000,000 subject to repayment of 100% of the sign-on bonus in the event that his employment is terminated by the Company for Cause (as defined in the Company’s 2015 Change in Control and Severance Benefits Plan, as amended (the “Change in Control Plan”)) or by Mr. Ali voluntarily within the first year of his employment, and subject to repayment of 50% of the sign-on bonus on a pro-rated basis over the number of months that he is employed in the event that his employment is terminated by the Company for Cause or by Mr. Ali voluntarily within the second year of his employment.

Additionally, the Offer Letter provides that Mr. Ali is eligible to participate in the Change in Control Plan, which provides that upon a termination of his employment without cause or resignation for good reason (as defined in the Change in Control Plan) but not between the time that the Company publicly announces a change in control or twelve months following a change in control, then Mr. Ali would receive a cash severance payment equal to nine months of his base salary plus reimbursement for COBRA premiums up to nine months, and nine months of accelerated vesting for all time-based equity awards. Additionally, if Mr. Ali is terminated between the date that the Company publicly announces a change in control or twelve months following a change in control, then Mr. Ali would receive a cash severance payment equal to twenty-four months of his base salary plus reimbursement for COBRA premiums for up to twelve months, and will be entitled to full acceleration of vesting of all equity awards, with any performance-based equity awards accelerated at an assumed 100% achievement of target conditions.

In connection with his appointment, Mr. Ali will also enter into the Company’s standard form of indemnification agreement, a copy of which has previously been filed with the Securities and Exchange Commission on September 25, 2015 as Exhibit 10.8 to the Company’s Annual Report on Form 10-K.

A copy of the press release issued by the Company announcing the appointment of Mr. Ali is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The foregoing description of the Offer Letter contained herein is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release entitled “Lumentum Announces CFO Appointment” dated February 8, 2019.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMENTUM HOLDINGS INC.

By:	/s/ Judy Hamel
Name:	Judy Hamel
Title:	Senior Vice President, General Counsel

February 8, 2019